UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

277 Park Avenue New York, NY 10172

YOUR RESPONSE IS REQUESTED

JPMorgan Large Cap Growth Fund

Dear Shareholder:

We have been trying to contact you about an important matter related to your investment. Please contact us toll-free at 1-866-342-2676 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference your Investor ID listed below.

INVESTOR ID:	01234567891	Security ID:	12345678
Shares owned:	01234	Household ID:	01234567891

Please contact us as soon as possible. Thank you for attending to this request.

Sincerely,

Brian S. Shlissel
President
JPMorgan Trust II

THIS LETTER RELATES TO YOUR INVESTMENT IN JPMORGAN FUNDS

LC-JPM-OBO

277 Park Avenue New York, NY 10172

YOUR RESPONSE IS REQUESTED

JPMorgan Large Cap Growth Fund

Dear Shareholder:

We have been trying to contact you about an important matter related to your investment. Please contact us toll-free at 1-888-628-1041 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference your Investor ID listed below.

INVESTOR ID:	01234567891	Security ID:	12345678
Shares owned:	01234	Household ID:	01234567891

Please contact us as soon as possible. Thank you for attending to this request.

Sincerely,

Brian S. Shlissel
President
JPMorgan Trust II

THIS LETTER RELATES TO YOUR INVESTMENT IN JPMORGAN FUNDS

LC-JPM-NOBO

IMPORTANT MESSAGE

Dear Shareholder:

We have been attempting to reach you by phone. We apologize for any inconvenience.

If you would like to be placed on a do not call list related to the JPMorgan Large Cap Growth Fund special meeting of shareholders, please call us today at 1-866-342-4882.

Sincerely,

Brian S. Shlissel
President
JPMorgan Trust II

Your investor ID: 1234567890

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-NOBO-DNC